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                                                            EXHIBIT 10.26






                              U.S. CAN CORPORATION

                             STOCKHOLDERS AGREEMENT

                           Dated as of October 4, 2000




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                              U.S. CAN CORPORATION

                             STOCKHOLDERS AGREEMENT


                                TABLE OF CONTENTS


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                                                                                                               Page
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ARTICLE I DEFINITIONS.............................................................................................1
         1.1.     CERTAIN MATTERS OF CONSTRUCTION.................................................................1
         1.2.     DEFINITIONS.....................................................................................2

ARTICLE II COVENANTS AND CONDITIONS..............................................................................13
         2.1.     RESTRICTIONS ON TRANSFERS; RIGHTS OF FIRST REFUSAL.............................................13
         2.2.     CALL BY THE COMPANY............................................................................17
         2.3.     MANAGEMENT STOCKHOLDER PUT.....................................................................21
         2.4.     TAKE ALONG.....................................................................................24
         2.5.     COME ALONG.....................................................................................26
         2.6.     CORPORATE GOVERNANCE...........................................................................29
         2.7.     RIGHTS OF PARTICIPATION........................................................................32
         2.8.     FINANCIAL INFORMATION..........................................................................34
         2.9.     CONFIDENTIALITY................................................................................34

ARTICLE III REGISTRATION RIGHTS..................................................................................34
         3.1.     GENERAL........................................................................................34
         3.2.     DEMAND REGISTRATION INITIATED BY THE BERKSHIRE STOCKHOLDERS....................................34
         3.3.     DEMAND REGISTRATION INITIATED BY THE SALOMON SMITH BARNEY GROUP................................35
         3.4.     DEMAND REGISTRATION INITIATED BY THE SCARSDALE GROUP...........................................36
         3.5.     DEMAND REGISTRATION INITIATED BY THE MANAGEMENT STOCKHOLDERS...................................37
         3.6.     REDUCTION IN REGISTRATION; PIGGYBACK REGISTRATION..............................................38
         3.7.     OBLIGATIONS OF THE COMPANY.....................................................................39
         3.8.     FURNISH INFORMATION............................................................................41
         3.9.     EXPENSES OF REGISTRATION.......................................................................41
         3.10.    UNDERWRITING REQUIREMENTS......................................................................41
         3.11.    INDEMNIFICATION................................................................................42
         3.12.    REGISTRATION ON FORM S-3.......................................................................44
         3.13.    REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934..................................................45
         3.14.    NO INCONSISTENT AGREEMENTS.....................................................................45
         3.15.    STOCK SPLIT....................................................................................45
         3.16.    TIMING AND OTHER LIMITATIONS...................................................................46
         3.17.    LOCK-UP........................................................................................46


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ARTICLE IV MISCELLANEOUS.........................................................................................47
         4.1.     REMEDIES.......................................................................................47
         4.2.     ENTIRE AGREEMENT; AMENDMENT; WAIVER............................................................47
         4.3.     SEVERABILITY...................................................................................48
         4.4.     NOTICES........................................................................................48
         4.5.     BINDING EFFECT; ASSIGNMENT.....................................................................49
         4.6.     GOVERNING LAW..................................................................................49
         4.7.     TERMINATION....................................................................................50
         4.8.     RECAPITALIZATIONS, EXCHANGES, ETC..............................................................50
         4.9.     ACTION NECESSARY TO EFFECTUATE THE AGREEMENT...................................................50
         4.10.    PURCHASE FOR INVESTMENT; LEGEND ON CERTIFICATE.................................................50
         4.11.    EFFECTIVENESS OF TRANSFERS.....................................................................51
         4.12.    OTHER STOCKHOLDERS.............................................................................51
         4.13.    NO WAIVER......................................................................................52
         4.14.    COUNTERPART....................................................................................52
         4.15.    HEADINGS.......................................................................................52
         4.16.    THIRD PARTY BENEFICIARIES......................................................................52
         4.17.    CONSENT TO JURISDICTION........................................................................52
         4.18.    WAIVER OF JURY TRIAL...........................................................................52


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                                      -ii-

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                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (this "Agreement") is entered into as of the 4th day of October, 2000 by and among (i) U.S. Can Corporation, a Delaware corporation (together with its successors and permitted assigns, the "Company") and (ii) the Stockholders (as defined below) party hereto.

         WHEREAS, upon consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 1, 2000, as heretofore amended (the "Merger Agreement") by and between the Company and Pac Packaging Acquisition Corp., the Berkshire Stockholders (as defined below), the Management Stockholders (as defined below) and the Other Stockholders (as defined below) as of the date of such consummation will own the number of shares of Preferred Stock (as defined below), shares of Common Stock (as defined below) and options to purchase shares of Common Stock, each as set forth in the books and records of the Company;

         WHEREAS, each of the parties to this Agreement desires that this Agreement supersedes the existing Stockholders Agreement dated as of March 15, 1993 among the Company and Francisco A. Soler, Ricardo Poma, Salomon Brothers, Inc. and other parties thereto, and by execution of this Agreement, such Stockholders Agreement shall terminate effective as of the date of this Agreement; and

         WHEREAS, each of the Stockholders desires to enter into this Agreement for the purpose of regulating certain relationships of the Stockholders with regard to the Company and certain restrictions on the Common Stock and other equity securities owned by the Stockholders.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


ARTICLE 1
                                   DEFINITIONS

         1.1. CERTAIN MATTERS OF CONSTRUCTION. In addition to the definitions referred to or set forth below in this Section 1:

               (a) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;



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               (b) References to Sections and Articles refer to Sections and
Articles of this Agreement;

               (c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

               (d) The masculine, feminine and neuter genders shall each include the other.

         1.2. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Adverse Claim" shall have the meaning set forth in Section 8.102 of the applicable Uniform Commercial Code.

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Associate" (i) when used to indicate a relationship with any Person shall mean, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (c) any relative of such Person who has the same home as such Person, is a parent, sibling, spouse, in-law, child or grandchild of such Person, or the spouse of any of them, or (ii) when used to indicate a relationship with the Company, shall also mean a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

         "Berkshire Representatives" shall have the meaning as set forth in
Section 2.6(a).

         "Berkshire Stockholders" shall mean (i) those Persons listed as the Berkshire Stockholders on the Schedule and (ii) their Permitted Transferees (other than the Company).



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         "Board" or "Board of Directors" shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

         "Board Determination Procedures" shall mean the procedures by which the Board calculates the Board Participation Determination. Such procedures shall include, but not be limited to, a good faith estimate by the Board of any acceleration of vesting of any Time Options, Time Vested Equity, Performance Options and/or Performance Vested Equity upon consummation of the proposed Transfer, the Applicable Percentage (as defined in the Performance Options and the Subscription Agreement governing the Performance Vested Equity), the IRR (as defined in the Performance Options and the Subscription Agreement governing the Performance Vested Equity) and the number of Shares the prospective transferee will ultimately purchase in the proposed Transfer.

         "Board Participation Determination" shall mean for each Management Stockholder a good faith estimate of the number of shares of Time Vested Equity and Time Options which will vest upon the consummation of the proposed Transfer and the number of shares of Performance Vested Equity and Performance Options which will vest and be earned upon consummation of the proposed Transfer, determined in accordance with the Board Determination Procedures.

         "Call Event" shall have the meaning as set forth in Section 2.2(a).

         "Call Group" shall have the meaning as set forth in Section 2.2(a).

         "Call Notice" shall have the meaning as set forth in Section 2.2(a).

         "Call Option" shall have the meaning as set forth in Section 2.2(a).

         "Call Price" shall have the meaning as set forth in Section 2.2(b).

         "Call Securities" shall mean all of (i) the Shares, (ii) vested Time Options, (iii) vested and earned Performance Options and (iv) if the Determination Date has not yet occurred, vested and unearned Performance Options, in each case which are owned by the members of the Call Group on the date of a Call Event.

         "Cause" shall have the meaning as set forth below, except with respect to any Management Stockholder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Management Stockholder in which there is a definition of "Cause," in which event the definition of "Cause" as set forth in such employment agreement shall be deemed to be the definition of "Cause" herein solely for such Management Stockholder and only for so long as such employment agreement remains effective.



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         In all other events, the term "Cause" shall mean that any one or more of the following has occurred:

               (i) the Management Stockholder shall have committed a felony;

              (ii) the Management Stockholder shall have breached in any material respect any non-competition provisions of any written agreement between the Management Stockholder and the Company or any of its Affiliates;

             (iii) the Management Stockholder shall have openly disregarded his responsibilities to the Company and/or its Affiliates and shall have refused to devote substantial time and energy to the business and affairs of the Company and/or its Affiliates (other than due to Disability or temporary disability which, in the reasonable judgment of the Board of Directors, causes the Management Stockholder to be incapable of devoting such time and energy) and has failed to remedy any such action within thirty (30) days of notice to such Management Stockholder by the Board of Directors of such action.

         "Change in Control" shall mean (i) any transaction or series of related transactions in which any Person who is not an Affiliate of the Company, or any two or more such Persons acting as a group, and all Affiliates of such Person or Persons, who prior to such time owned no Shares or Shares representing less than fifty percent (50%) of the voting power at elections for the Board, shall (A) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (B) otherwise be the owner of (as a result of a redemption of Shares or otherwise), Shares (or shares in a successor corporation by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or group and their respective Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the board of directors of the Company or any successor corporation, or (ii) the sale or transfer of all or substantially all of the Company's or United States Can Company's assets and following such sale or transfer, there is a liquidation of the Company. For purposes of this definition, it is understood and agreed that as of the date hereof, the only stockholders of the Company which constitute Affiliates of the Company are Berkshire Fund V Investment Corp., Berkshire Fund V Coinvestment Corp. and Berkshire Investors LLC.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Come Along Percentage" shall have the meaning set forth in Section 2.5(a).

         "Common Stock" shall mean the Company's common stock, par value $.01 per share, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any



                                      -4-

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other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company. Unless otherwise stated herein, Common Stock shall include, without limitation, all shares of the Management Stockholders' Time Vested Equity (whether or not vested) and Performance Vested Equity (whether or not vested or earned).

         "Common Stock Equivalents" shall mean all shares of Common Stock (i) owned by, or (ii) issuable upon exercise of Performance Options (solely to the extent such Performance Options, on or prior to the time the determination of Common Stock Equivalents is made, are both vested and earned) and Time Options (solely to the extent such Time Options, on or prior to the time the determination of Common Stock Equivalents is made, are vested) held by, each Stockholder.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Note" shall have the meaning as set forth in Section 2.2(c).

         "Company Option Period" shall have the meaning as set forth in Section 2.1(a).

         "Company Sale" shall mean any transaction or a series of related transactions through which the holders of Common Stock Equivalents and their Affiliates immediately prior to the transaction or series of related transactions shall own less than fifty percent (50%) of all Common Stock Equivalents (including without limitation, all shares issued in respect of any such Common Stock Equivalents by way of stock dividend, stock split or combination of shares) immediately following the transaction or series of related transactions.

         "Contingent Company Note" shall mean a Contingent Equity Company Note and/or a Contingent Option Company Note.

         "Contingent Equity Company Note" shall mean a note issued by the Company with a face value amount equal to the excess, if any, of the Fair Market Value (on the date of the Call Event or the Put Event, as the case may be) of the vested and unearned Performance Vested Equity (or the portion thereof contemplated by Section 2.2(b)(iv)(B)) over the Investment Price of such Performance Vested Equity or such portion, such Contingent Equity Company Note to be payable on the Determination Date if the vested Performance Vested Equity is earned, at the lesser of (i) its face amount plus interest at a rate equal to the Mid-term Applicable Federal Rate from the date of the Call Event or the Put Event, as the case may be, to the Determination Date and (ii) the difference between the Fair Market Value (on the Determination Date) and the Investment Cost.

         "Contingent Option Company Note" shall mean a note issued by the Company with a face value amount equal to the excess, if any, of the Fair Market Value (on the date of the Call Event or the Put Event, as the case may be) of the Shares acquirable upon exercise of the vested and unearned Performance Options (or the portion thereof contemplated by


                                      -5-

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Section 2.2(b)(vii)(B)), over the aggregate exercise price of such vested and unearned Performance Options or such portion, such Contingent Option Company Note to be payable on the Determination Date if the vested Performance Options are earned, at the lesser of (i) its face amount plus interest at a rate equal to the Mid-term Applicable Federal Rate from the date of the Call Event or the Put Event, as the case may be, to the Determination Date and (ii) the difference between the Fair Market Value (on the Determination Date) and the aggregate exercise price of such vested and unearned Performance Options.

         "Credit Agreement" shall mean the Credit Agreement dated as of October 4, 2000 by and among the Company, United States Can Company, USC May Verpackungen Holding, Inc., certain foreign subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, and Bank One, NA (Main Office Chicago), as Documentation Agent, as such Credit Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement.

         "Default" shall have the meaning as set forth in Section 2.2(c).

         "Designated Employee" or "Designated Employees" shall have the meaning as set forth in Section 2.2(d).

         "Determination Date" shall have the meaning ascribed to it in the relevant Performance Option certificate or Subscription Agreement, as the case may be.

         "Director's Cause" shall mean (i) the Director's repeated failure to perform, or gross negligence in the performance of, his duties and responsibilities, (ii) the Director's fraud, embezzlement or other material dishonesty or (iii) the Director's conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude.

         "Disability" shall mean permanent disability within the meaning of
Section 22(e)(3) of the Code, unless otherwise defined in a separate written employment agreement between the Company and/or one of its Subsidiaries and the person whose disability is in question in which event the definition of "Disability" as set forth in such employment agreement shall be deemed to be the definition of "Disability" herein solely for such person and only for so long as such employment agreement remains effective.

         "Earned" shall mean, when used in connection with Performance Vested Equity or Performance Options, as the case may be, that such Performance Vested Equity or Performance Options have been earned in accordance with the relevant Subscription Agreement(s) or the Incentive Plan and the certificates issued pursuant thereto, as the case may be.



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         "Employment Ratio" shall mean a ratio equal to (i) the number of full months since the date of this Agreement that the Management Stockholder has remained employed by the Company, over (ii) 36 months.

         "Employment Ratio Remainder" shall mean 1 minus the Employment Ratio.

         "Fair Market Value" shall mean the fair value per share of the applicable Shares as of the applicable date on the basis of a sale of such Shares in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion. In determining such Fair Market Value, no discount shall be taken for constituting a minority interest or for the illiquidity of such Shares and no upward adjustment or discount shall be taken relating to the fact that the Shares in question are subject to the restrictions and entitled to the rights provided hereunder. In determining the fair value per share of the applicable Shares, all outstanding shares of the Company's Preferred Stock shall conclusively be considered to have a Fair Market Value equal to the principal amount thereof, plus any accrued but unpaid dividends. Such Fair Market Value shall be determined in good faith by the Board of Directors; PROVIDED, HOWEVER, that in each instance in which the Shares (or Options) of a Management Stockholder are to be purchased at Fair Market Value of such Shares (or at a price based on the Fair Market Value of the Shares underlying the Options) pursuant to Section 2.1(d), 2.2 or 2.3, the Management Stockholder may deliver to the Company a written objection to the initial Fair Market Value of the Shares as determined by the Board. If the Board and the Management Stockholder thereafter agree on a Fair Market Value of the Shares, such Fair Market Value shall be used to determine the Call Price or the Put Price, as the case may be. If the parties are unable to agree on the Fair Market Value, the Board shall select an independent appraiser having substantial knowledge and experience in valuing private companies and the financial markets, subject to the consent of the Management Stockholder (which consent shall not be unreasonably withheld), and such appraiser will determine the Fair Market Value of the Shares. The determination of such appraiser shall be binding on the Company and the Management Stockholder. In the event that the Fair Market Value ultimately determined by the appraiser is higher than that initially determined by the Board, the Company shall bear the costs of the appraisal. In the event that the Fair Market Value ultimately determined by the appraiser is lower than or equal to that initially determined by the Board, the Management Stockholder shall bear the costs of the appraisal.

         "Federal Bankruptcy Code" means Title 11 of the United States Code.

         "Good Reason" shall mean a material adverse change in the nature or scope of the employee's authorities, status, working conditions, duties or responsibilities ,or a material reduction in salary, in benefits or in bonus program inconsistent with reductions for similarly situated employees of the Company or any Subsidiary of the Company or inconsistent with the Company's or any such Subsidiary's past practices. A change in the employee's reporting relationships shall not constitute "Good Reason."

         "Holder" or "Holders" have the meaning as set forth in Section 3.1.



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         "Incentive Plan" shall mean the U.S. Can Corporation 2000 Equity
Incentive Plan.

         "Investment Price" shall mean an amount per Share equal to the price per Share paid for such Share at the time of initial purchase thereof (subject to appropriate adjustments for stock splits, recapitalizations and the like).

         "Involuntary Transfer" shall have the meaning as set forth in Section 2.1(e).

         "Major Default" shall mean the occurrence of any of the following events: (a) the Company or any Subsidiary is, or has been, accruing any default interest under the Credit Agreement or any other material loan or credit agreement to which the Company or any Subsidiary is a party, or (b) the Company or any Subsidiary shall (I) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (II) make a general assignment for the benefit of its creditors, (III) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (IV) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, or (V) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code.

         "Management Representatives" shall have the meaning as set forth in
Section 2.6(a).

         "Management Stockholders" shall mean (i) those Persons listed as the Management Stockholders on the Schedule and (ii) their Permitted Transferees (other than the Company).

         "Merger Agreement" shall have the meaning as set forth in the recitals.

         "Mid-term Applicable Federal Rate" shall mean the mid-term applicable federal rate as defined in Section 1274 of the Code.

         "New Securities" shall have the meaning as set forth in Section 2.7(b).

         "Offer Price" shall have the meaning as set forth in Section 2.1(a).

         "Offered Shares" shall have the meaning as set forth in Section 2.1(a).

         "Options" shall mean Performance Options and Time Options.

         "Other Stockholders" shall mean (i) those Persons listed as the Other Stockholders on the Schedule, (ii) their Permitted Transferees (other than the Company) and (iii) those Persons described in Section 4.12(iii).

         "Participating Offeree" shall have the meaning as set forth in Section 2.5(a).



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         "Participation Notice" shall have the meaning as set forth in Section
2.5(a).

         "Participation Securities" shall have the meaning as set forth in
Section 2.5(a).

         "Performance Options" shall mean, collectively, the options granted to certain Management Stockholders under the Incentive Plan to purchase shares of Common Stock, the number of earned and vested options of which is subject to the attainment of certain targets set forth in the Incentive Plan and the option certificates issued pursuant thereto.

         "Performance Vested Equity" shall mean the Common Stock purchased by Management Stockholders the value of which, for certain purposes of this Agreement, is subject to the attainment of certain targets set forth in the Subscription Agreement(s) pursuant to which it is issued.

         "Permitted Transfer" shall mean:

               (i) a Transfer of Shares by any Stockholder who is a natural person to (a) such Stockholder's spouse, children (including legally adopted children and stepchildren), spouses of children, grandchildren, spouses of grandchildren, parents or siblings; (b) a trust for the benefit of the Stockholder and/or any of the Persons described in clause (a); or (c) a limited partnership or limited liability company whose sole partners or members, as the case may be, are the Stockholder and/or any of the Persons described in clause (a) or clause (b); PROVIDED, that in any of clauses (a), (b) or (c), the Stockholder transferring such Shares retains exclusive power to exercise all rights under this Agreement.

              (ii) a Transfer of Shares by any Stockholder to the Company;

             (iii) a Transfer of Shares by a Stockholder upon death or incapacity to such Stockholder's estate, executors, administrators and personal representatives, and then to such Stockholder's legal representatives, heirs or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such Stockholder); PROVIDED that, in the case of a Management Stockholder whose Shares were subject to the provisions of Section 2.2 immediately prior to such Management Stockholder's death, the Company has not exercised its Call Option with respect to such Shares under Section 2.2;

              (iv) a Transfer of Shares (a) by the initial Berkshire Stockholders to any Affiliate of Berkshire Partners LLC or any of the employees, partners, members or Affiliates of such Berkshire Stockholder or any such Affiliate, or (b) between any Berkshire Stockholders;




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


               (v) a Transfer of Shares (a) by a member of the Scarsdale Group to any other member of the Scarsdale Group, or (b) from any Stockholder which is not a natural person to any Affiliate of such Stockholder; and

              (vi) A Transfer of Shares by the Squam Stockholder to any of its Affiliates or any of the employees, partners or members of the Squam Stockholder or any such Affiliate.

PROVIDED, HOWEVER, that Performance Options and Time Options may only be transferred in accordance with the terms of the Incentive Plan; and PROVIDED, FURTHER, that no Permitted Transfer shall be effective unless and until the transferee of the Shares, Performance Options or Time Options so transferred complies with Section 4.12 including without limitation, executing and delivering to the Company a counterpart of this Agreement and agreeing to be bound hereunder in the same manner and to the same extent as the Stockholder from whom the Shares, Performance Options or Time Options were transferred. Except in the case of a Permitted Transfer pursuant to clause (ii) above, from and after the date on which a Permitted Transfer becomes effective, the Permitted Transferee of the Shares, Performance Options or Time Options so transferred shall have the same rights, and shall be bound by the same obligations, under this Agreement as the transferor of such Shares, Performance Options or Time Options and shall be deemed for all purposes hereunder (i) a "Berkshire Stockholder" in the case of a Permitted Transfer from a Berkshire Stockholder, (ii) a "Management Stockholder" in the case of a Permitted Transfer from a Management Stockholder or (iii) an "Other Stockholder" in the case of a Permitted Transfer from an Other Stockholder. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

         "Permitted Transferee" shall mean any Person who shall have acquired and who shall hold Shares, Performance Options or Time Options pursuant to a Permitted Transfer.

         "Person" shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

         "Preferred Stock" shall mean the Company's preferred stock, par value $.01 per share, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Preferred Stock may hereafter be changed or for which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any preferred stock of the Company hereafter authorized.

         "Proportionate Share" shall have the meaning as set forth in Section 2.1(a)

         "Proprietary Information" shall have the meaning as set forth in
Section 2.8.

         "Public Offering" shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

         "Put Event" shall have the meaning as set forth in Section 2.3(a).

         "Put Notice" shall have the meaning as set forth in Section 2.3(a).

         "Put Option" shall have the meaning as set forth in Section 2.3(a).

         "Put Price" shall have the meaning as set forth in Section 2.3(b).

         "Put Securities" shall mean all of (i) the Shares, (ii) vested Time Options, (iii) vested and earned Performance Options and (iv) if the Determination Date has not yet occurred, vested and unearned Performance Options, in each case which are owned by the Management Stockholder exercising the Put Option or a Permitted Transferee of the Management Stockholder exercising the Put Option on the date of a Put Event.

         "Register," "registered" and "registration" shall have the meaning as set forth in Section 3.1.

         "Registrable Securities" shall mean (i) all shares of Common Stock held by any Stockholder, provided that in the case of Time Vested Equity, such shares of Common Stock shall be Registrable Securities solely to the extent vested and in the case of Performance Vested Equity, such shares of Common Stock shall be Registrable Securities solely to the extent vested and earned, (ii) all shares of Common Stock issuable upon the exercise of Performance Options and Time Options in each case, to the extent exercisable, held by any Stockholder, and
(iii) any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the 1933 Act, or (c) such securities shall have been sold under Rule 144 (or any successor provision) under the 1933 Act and such securities may be resold by the Holder thereof without registration under the 1933 Act.

         "Sale Request" shall have the meaning as set forth in Section 2.4(a).

         "Salomon Smith Barney Group" shall mean Salomon Smith Barney Inc. and its Affiliates.

         "Scarsdale Group" shall mean (i) those Persons listed as the Scarsdale Group on the Schedule and (ii) their Permitted Transferees (other than the Company).

         "Schedule" shall refer to the Schedule of Stockholders attached hereto as Exhibit A, as amended from time to time.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Seller" shall have the meaning as set forth in Section 2.4(a).

         "Shares" shall mean (i) shares of Common Stock held by Stockholders from time to time, (ii) shares of Preferred Stock held by Stockholders from time to time, or (iii) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, any of the foregoing.

         "Squam Stockholder" shall mean Squam Lake Investors IV, L.P. and its Permitted Transferees (other than the Company).

         "Stockholder Offeree" shall have the meaning as set forth in Section 2.1(a).

         "Stockholder Offeror" shall have the meaning as set forth in Section 2.1(a).

         "Stockholders" shall mean, collectively, the Berkshire Stockholders, the Management Stockholders and the Other Stockholders.

         "Subscription Agreements" shall mean those subscription agreements dated as of October 4, 2000 pursuant to which certain Management Stockholders purchased Time Vested Equity and Performance Vested Equity.

         "Subsidiary" with respect to any entity (the "parent") shall mean any corporation, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

         "Supermajority Vote" shall mean an affirmative vote of eighty percent (80%) of the Common Stock.

         "Take Along Group" shall have the meaning as set forth in Section
2.4(a).

         "Third Party" shall mean any Person other than the Company.

         "Time Options" shall mean, collectively, the time vested options, granted to certain Management Stockholders under the Incentive Plan, to purchase shares of Common Stock on the terms set forth therein and in the certificates issued pursuant thereto.

         "Time Vested Equity" shall mean the Common Stock purchased by Management Stockholders the value of which, for certain purposes of this Agreement, is subject to the vesting restrictions set forth in the Subscription Agreement(s) pursuant to which it is issued.

         "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares, Performance Options or Time Options.

         "Transfer Notice" shall have the meaning as set forth in Section
2.1(a).

         "Transferor" shall have the meaning as set forth in Section 2.5(a).

         "Transferring Stockholder" shall have the meaning as set forth in
Section 2.1(c).

         "vested" shall mean, when used in connection with Time Vested Equity, Performance Vested Equity, Time Options or Performance Options, as the case may be, that such Time Vested Equity, Performance Vested Equity, Time Options or Performance Options have vested under the terms of the relevant Subscription Agreement(s) or the Incentive Plan and the certificates issued pursuant thereto, as the case may be.

         "Voluntary Termination" shall mean any voluntary termination of employment with the Company or a Subsidiary of the Company by a Management Stockholder, except as otherwise specified in an effective written agreement, if any, between the Company and/or one of its Subsidiaries and such Management Stockholder and except for Good Reason. The term Voluntary Termination shall not include termination of employment due to death, Disability or retirement in accordance with Company policy.

ARTICLE 2
                            COVENANTS AND CONDITIONS

         Subject to the provisions of Section 4.7 hereof relating to the termination of certain provisions of this Agreement, the following covenants and conditions shall apply.

         2.1. RESTRICTIONS ON TRANSFERS; RIGHTS OF FIRST REFUSAL. No Stockholder may Transfer all or any of the Shares owned by such Stockholder to any Person other than (i) a Permitted Transferee, (ii) pursuant to Section 2.2 or 2.3,
(iii) pursuant to Section 2.4 by any Take Along Group which has delivered a Sales Request under Section 2.4 and by any other Stockholder in accordance with such Sales Request, (iv) after the third anniversary of the date hereof, in accordance with the following provisions of this Article II, and (v) by the Salomon Smith Barney Group prior to the third anniversary of the date hereof, solely to the extent such Transfer is required of the Salomon Smith Barney Group by any Third Party regulatory body and provided that such Transfer is made in accordance with the following provisions of this Article II. Any attempted Transfer of Shares not permitted by this Section 2.1 shall be null and void, and the Company shall not in any way give effect to such nonpermissible Transfer. Any attempted Transfer of Performance Options or Time Options not permitted by the Incentive Plan shall be null and void, and the Company shall not in any way give effect to such nonpermissible Transfer.

               (a) Rights of First Refusal on Transfers of Shares.

                   (i) No Stockholder may Transfer its Shares to a Third Party
               (other than those Transfers described in clause (vii) of this Section 2.1(a)) other than in a transaction in which the only consideration is cash. If at any time a Stockholder receives, or otherwise negotiates with an unaffiliated Third Party, a written, bona fide offer to purchase all or any of such Stockholder's Shares for cash and such Stockholder (each, a "Stockholder Offeror") desires to Transfer such Shares in accordance with such offer, such Stockholder Offeror shall give notice of such offer (the "Transfer Notice") to the Company and all other Stockholders (such other Stockholders being hereafter referred to as the "Stockholder Offerees"). The Transfer Notice shall state the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares (the "Offer Price"), payment terms, the type of disposition and the number of such Shares to be transferred (the "Offered Shares").

                   (ii) For a period of twenty (20) days after receipt of the
               Transfer Notice (the "Company Option Period"), the Company may, by notice in writing to the Stockholder Offeror delivering such Transfer Notice, elect in writing to purchase any or all of the Offered Shares at the Offer Price.

                   (iii) If the Company does not elect to purchase any of the
               Offered Shares, or exercises such right only with respect to a portion of such Offered Shares, then for a period of twenty (20) days commencing on the earlier of (a) the date, if any, that the Stockholder Offeror notifies the Stockholder Offerees in writing that the Company has determined either not to exercise such right of purchase or to exercise such right only with respect to a portion of the Offered Shares, and (b) the expiration of the Company Option Period, the Stockholder Offerees shall have the right to purchase all or any portion of such Offered Shares not so elected to be purchased by the Company, at the Offer Price. The specific number of such Offered Shares remaining after the Company has exercised its right pursuant to clause (ii) to which each Stockholder Offeree shall be entitled to purchase shall be determined on a PRO RATA basis in proportion to the respective number of shares of Common Stock owned beneficially by each such Stockholder Offeree as of the date of the Transfer Notice in relation to the total number of shares of Common Stock owned beneficially by all Stockholder Offerees (for each such Stockholder, its "Proportionate Share"). Each Stockholder Offeree shall also be entitled to indicate a desire to purchase all or a portion of any Offered Shares remaining after such PRO RATA allocation. Each Stockholder Offeree shall be allocated the maximum amount of Offered Shares set forth in such Stockholder Offeree's offer to purchase, unless such allocation would result in the allocation of more securities in the aggregate than are available for purchase by the Stockholder Offerees, in which case such Offered Shares shall be allocated among the Stockholder Offerees PRO RATA in accordance with each such Stockholder Offeree's Proportionate Share; PROVIDED, HOWEVER, that if the foregoing results in any Stockholder Offeree being allocated more than the maximum amount of Offered Shares specified in such Stockholder Offeree's offer to purchase, such Stockholder Offeree will be allocated such maximum amount and the excess will be allocated as provided in this sentence (including this proviso).

                   (iv) If the Company and the Stockholder Offerees fail to
               accept the offer as to all of the Offered Shares, the Stockholder Offeror shall be permitted to sell, subject to Section 2.5, all Offered Shares to the original transferee named in the Transfer Notice upon the original terms set forth in the Transfer Notice, within sixty (60) days (subject to any extension for any regulatory approvals being diligently pursued) following termination of the offer period granted to the Stockholder Offerees. If such Transfer is not completed within such sixty
               (60) day period, the Stockholder Offeror may not Transfer such Offered Shares without again complying with this Section 2.1(a).

                   (v) The closing of the purchase and sale of any Offered
               Shares to be acquired by the Company or the Stockholder Offerees hereunder shall be held at the offices of the Company on such dates and times as the parties may agree but in all events within twenty (20) days following termination of the offer period granted to the Stockholder Offerees. Five (5) days prior to the closing of the purchase of any Offered Shares by the original transferee named in the Transfer Notice, the Stockholder Offeror shall notify the Company of the disposition of such Offered Shares, including the name of each purchaser and the number of Offered Shares to be bought by each such purchaser. The closing of the purchase and sale of any Offered Shares to be acquired by the original transferee named in the Transfer Notice shall be held at the offices of the Company on such date and time as the parties may agree but in all events within sixty (60) days following termination of the offer period granted to the Stockholder Offerees.

                   (vi) At any such closing, the Company, the Stockholder
               Offerees or the original transferee named in the Transfer Notice, as the case may be, shall deliver to the Stockholder Offeror against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by the Company, the

               Stockholder Offerees or the original transferee named in the Transfer Notice, as the case may be, the Offer Price per Share, on the same terms as set forth in the Transfer Notice payable in respect of the Offered Shares being purchased.

                   (vii) The provisions of this Section 2.1(a) shall not apply to a Transfer of Shares which (A) is pursuant to Section 2.2,
               (B) is pursuant to Section 2.3, (C) is pursuant to Section 2.4,
               (D) is a Transfer by a Participating Offeree pursuant to
               Section 2.5 or (E) is a Permitted Transfer.

               (b) Any Shares Transferred pursuant to this Section 2.1 shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

               (c) Any Stockholder who is the subject of an Involuntary Transfer (as defined below) (the "Transferring Stockholder"), shall notify the Company and the other Stockholders in writing within ten (10) days of such Involuntary Transfer (but the failure to give such notice shall not affect the rights of the parties hereunder). Upon the receipt of such notice by the Company and the other Stockholders, the Company and the other Stockholders shall treat the Involuntary Transfer as an offer under this Section 2.1. The Company and the other Stockholders shall act upon the deemed offer under this Section within the time periods and following the applicable procedures set forth in this Section 2.1, with the date of the deemed offer being the later of the date of the receipt by the Company and the other Stockholders of written notice setting forth the existence of such an Involuntary Transfer and the date of such Involuntary Transfer, such later date being the date of notification for the purpose of this Section 2.1.

               (d) The purchase price for the Shares being transferred as a result of an Involuntary Transfer under Section 2.1(c) shall be the Fair Market Value of such Shares.

               (e) For purposes of this Agreement, the term "Involuntary Transfer" shall mean any involuntary sale, transfer, encumbrance or other disposition (other than as a result of the death of the Stockholder) by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation (I) any levy of execution, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings,
         (II) any transfer to a public officer or agency pursuant to any abandoned property or escheat law, or (III) any transfer to the spouse of an individual or change in the record holder made pursuant to divorce proceedings. A Transfer pursuant to Section 2.2 shall not be deemed to be an Involuntary Transfer.

         2.2. CALL BY THE COMPANY OF MANAGEMENT STOCKHOLDERS' EQUITY INTERESTS.

               (a) Upon the termination of the employment of any Management Stockholder by the Company or any of its Subsidiaries (a "Call Event") for any reason, the Company or its designee shall have the right to purchase (the "Call Option"), by delivery of a written notice (the "Call Notice") to such terminated Management Stockholder no later than sixty (60) days after the date of such Call Event, and such Management Stockholder and such Management Stockholder's Permitted Transferees (collectively, the "Call Group") shall be required to sell all (but not less than all) of the Call Securities at a price per share (or per option) equal to the Call Price (as defined below) of such Call Securities as of the date the Call Notice is delivered.

               (b) For purposes of this Section 2.2, the term "Call Price" shall mean:

                   (i) with respect to vested Time Vested Equity, vested and
               earned Performance Vested Equity and any Shares purchased upon exercise of Time Options and Performance Options held by the Call Group,

                        (A) in the event of a termination of a Management
                   Stockholder's employment (v) by the Management Stockholder for Good Reason, (w) by the Company without Cause, (x) by virtue of death or Disability, (y) upon retirement in accordance with Company policy or (z) by Voluntary Termination on or after the third anniversary of the date hereof, the Fair Market Value of such Shares;

                        (B) in the event of a termination of a Management
                   Stockholder's employment by Voluntary Termination prior to the third anniversary of the date hereof,

                   (x) for the Shares representing the product of the Employment Ratio and the number of shares of vested Time Vested Equity, vested and earned Performance Vested Equity and any Shares purchased upon exercise of Time Options and Performance Options held by the Call Group, the Fair Market Value of such Shares,

                                          and

                   (y) for the Shares representing the product of the Employment Ratio Remainder and the number of shares of vested Time Vested Equity, vested and earned Performance Vested Equity and any Shares purchased upon exercise of Time Options and Performance

                   Options held by the Call Group, the lower of (I) the Investment Price of such Shares, or (II) the Fair Market Value of such Shares; and

                        (C) in the event of a termination of a Management
                   Stockholder's employment by the Company for Cause, the lower of (x) the Investment Price of such Shares or (y) the Fair Market Value of such Shares;

                   (ii) with respect to any Shares purchased by the Management
               Stockholder which are not covered by clause (i) of this Section 2.2(b), the Fair Market Value of such Shares;

                   (iii) with respect to unvested Time Vested Equity, unvested
               Performance Vested Equity, and vested but unearned Performance Vested Equity (if the Determination Date has occurred), the lower of (I) the Investment Price of such Shares, or (II) the Fair Market Value of such Shares;

                   (iv) with respect to vested Performance Vested Equity which has been called pursuant to this section prior to a Determination Date (so it is not known how many, if any, of such shares of vested Performance Vested Equity will be earned),

                        (A) in the event of a termination of a Management
                   Stockholder's employment (v) by the Management Stockholder for Good Reason, (w) by the Company without Cause, (x) by virtue of death or Disability, (y) upon retirement in accordance with Company policy or (z) by Voluntary Termination on or after the third anniversary of the date hereof, (I) the lower of (i) the Investment Price of such Shares, or (ii) the Fair Market Value of such Shares plus
                   (II) a Contingent Equity Company Note;

                        (B) in the event of a termination of a Management
                   Stockholder's employment by Voluntary Termination prior to the third anniversary of the date hereof,

                   (x) for the Shares representing the product of the Employment Ratio and the number of shares of vested Performance Vested Equity which have not been earned prior to the Call Event,
                   (I) the lower of (i) the Investment Price of such Shares, or
                   (ii) the Fair Market Value of such Shares plus (II) a Contingent Equity Company Note;

                                         and

                   (y) for the Shares representing the product of the Employment Ratio Remainder and the number of shares of vested Performance Vested Equity which have not been earned prior to the Call Event, (I) the lower of (i) the Investment Price of such Shares, or (ii) the Fair Market Value of such Shares; and

                        (C) in the event of a termination of a Management
                   Stockholder's employment by the Company for Cause, the lower of (x) the Investment Price of such Shares or (y) the Fair Market Value of such Shares;

                   (v) with respect to any vested Time Options, the difference between (x) the Call Price for the Shares underlying such Time Options (calculated as if the Shares underlying such Time Options were outstanding and had been called pursuant to this Section 2.2 and therefore calculated in accordance with the procedures set forth in clause 2.2(b)(i) above) minus (y) the exercise price of such vested Time Options; PROVIDED, that such difference shall not be less than zero;

                   (vi) with respect to any vested and earned Performance
               Options, the difference between (x) the Call Price for the Shares underlying such Performance Options (calculated as if the Shares underlying such Performance Options were outstanding and had been called pursuant to this Section 2.2 and therefore calculated in accordance with the procedures set forth in clause 2.2(b)(i) above) minus (y) the exercise price of such vested and earned Performance Options; PROVIDED, that such difference shall not be less than zero; and

                   (vii) with respect to any vested Performance Options which have been called pursuant to this section prior to a Determination Date (so it is not known how many, if any, of such Performance Options will be earned),

                        (A) in the event of a termination of a Management
                   Stockholder's employment (v) by the Management Stockholder for Good Reason, (w) by the Company without Cause, (x) by virtue of death or Disability, (y) upon retirement in accordance with Company policy or (z) by Voluntary Termination on or after the third anniversary of the date hereof, a Contingent Option Company Note; and

                        (B) in the event of a termination of a Management
                   Stockholder's employment by Voluntary Termination prior to the third anniversary of the date hereof, (x) for the vested Performance Options representing the product of the Employment Ratio and the number of vested Performance Options which have not been earned prior to the Call Event, a Contingent Option Company Note (calculated separately for each group of vested Performance Options with different grant dates) and (y) the remainder of the vested Performance Options shall automatically expire.


               (c) The closing of any purchase of Call Securities by the Company pursuant to Section 2.2(a) shall take place at the principal office of the Company no later than the 150th day after the Call Event. At such closing, the Company shall deliver to the Call Group consideration in an amount equal to the aggregate Call Price payable in respect of such Call Securities against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities, and (ii) an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any vested Time Options and vested Performance Options purchased at such closing. The Company shall pay the Call Price by paying the Call Group in cash, or, as applicable, a Contingent Company Note; PROVIDED, HOWEVER, that in the event that any such cash payment would cause the Company or any Subsidiary to be in violation of applicable law or in default under or otherwise in violation of the terms of any material loan or credit agreement to which the Company or any of its Subsidiaries is a party (a "Default"), the Company shall pay such cash portion of the Call Price by issuing a subordinated promissory note in a principal amount equal to the cash portion of the purchase price (the "Company Note"). The principal of such note will be due and payable in five equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Company Note and will be payable quarterly in arrears. Such Company Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form of Exhibit B hereto. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 2.2(c) or any cash payment of principal or interest due under a Company Note if such payment would cause a Default. In the event the Company cannot make any cash payment under this Section 2.2(c) or the cash payments of principal and interest due under a Company Note because it is in Default or would be in Default by virtue of such payments, the Company will undertake to make such payments at such time as the Company is no longer in, or would no longer be by virtue of such payments in, Default; PROVIDED, HOWEVER,
         (i) if a Change in Control has occurred, or (ii) if the Company or any Subsidiary shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, or (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, any such Company Note shall be due and payable and the Company shall be obligated to make all payments due under the Company Note.

               (d) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, the Board of Directors of the Company may designate one or more new or existing employees of the Company or any Subsidiary (individually a "Designated Employee" and collectively, the "Designated Employees") or another Stockholder who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, on the same terms and conditions as set forth in Section 2.2(c) which apply to the purchase of Call Securities by the Company, except all payments pursuant to this Section 2.2(d) shall be made in immediately available funds or by certified or cashier's check, and shall not be payable in the form of a note of any kind. In no event shall the Company designate to any Person its call right with respect to any portion of the Call Securities payable in the form of a Contingent Option Company Note or a Contingent Equity Company Note. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee shall execute a counterpart of this Agreement, whereupon such Designated Employee shall be deemed a "Management Stockholder" and shall have the same rights and be bound by the same obligations as the Management Stockholders hereunder.

         2.3. MANAGEMENT STOCKHOLDER PUT.

               (a) Upon the termination of the employment of any Management Stockholder with the Company or any of its Subsidiaries (a "Put Event") by virtue of death or Disability or by virtue of retirement in accordance with Company policy, then such Management Stockholder (and each Permitted Transferee of such Management Stockholder who has been transferred Shares pursuant to this Agreement from such Management Stockholder) shall have the right to sell (the "Put Option"), by delivery of a written notice (the "Put Notice") to the Company no later than sixty (60) days after the date of such Put Event, and the Company shall be required to purchase all (but not less than all) of the Put Securities at a price per share equal to the Put Price (as defined below) of such Put Securities as of the date the Put Notice is delivered.

               (b) For purposes of this Section 2.3, the term "Put Price" shall mean

                   (i) with respect to vested Time Vested Equity, vested and
               earned Performance Vested Equity and any other Shares held by a Management Stockholder or his Permitted Transferees, the Fair Market Value of such Shares;

                   (ii) with respect to unvested Time Vested Equity, unvested
               Performance Vested Equity, and vested but unearned Performance Vested Equity (if the Determination Date has occurred), the lower of (I) the Investment Price of such Shares, or (II) the Fair Market Value of such Shares;

                   (iii) with respect to vested Performance Vested Equity which has been put pursuant to this section prior to a Determination Date (so it is not known how many, if any, of such shares of vested Performance Vested Equity will be earned), (x) the lower of (I) the Investment Price of such Shares, or (II) the Fair Market Value of such Shares plus (y) a Contingent Equity Company Note;

                   (iv) with respect to any vested Time Options, the difference between (x) the Put Price for the Shares underlying such Time Options (calculated as if the Shares underlying such Time Options were outstanding and had been put pursuant to this Section 2.3 and therefore calculated in accordance with the procedures set forth in clause (i) above) minus (y) the exercise price of such vested Time Options; PROVIDED, that such difference shall not be less than zero;

                   (v) with respect to any vested and earned Performance
               Options, the difference between (x) the Put Price for the Shares underlying such Performance Options (calculated as if the Shares underlying such Performance Options were outstanding and had been put pursuant to this Section 2.3 and therefore calculated in accordance with the procedures set forth in clause (i) above) minus (y) the exercise price of such vested and earned Performance Options; PROVIDED, that such difference shall not be less than zero; and

                   (vi) with respect to any vested Performance Options which
               have been put pursuant to this section prior to a Determination Date (so it is not known how many, if any, of such Performance Options will be earned), a Contingent Option Company Note.

               (c) The closing of any purchase of Put Securities by the Company pursuant to Section 2.3(a) shall take place at the principal office of the Company no later than the 150th day after the Put Event. At such closing, the Company shall deliver to the Management Stockholder (and his or her Permitted Transferees, as the case may be) exercising the Put Option consideration in an amount equal to the aggregate Put Price payable in respect of such Put Securities against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Put Securities, and
         (ii) an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any vested Time Options and vested Performance Options purchased at such closing. The Company shall pay the Put Price by paying the Management Stockholder (and his or her Permitted Transferees, as the case may be) in cash, or, as applicable, a Contingent Company Note; PROVIDED, HOWEVER, that in the event that any such cash payment would cause the Company or any Subsidiary to be in Default, the Company shall pay such cash portion of the Put Price by issuing a Company Note. The principal of such Company Note will be due and payable in five equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Company Note and will be payable quarterly in arrears. Such Company Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form of Exhibit B hereto. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 2.3(c) or any cash payment of principal or interest due under a Company Note if such cash payment would cause a Default. In the event the Company cannot make any cash payment under this Section 2.3(c) or the cash payments of principal and interest due under a Company Note because it is in Default or would be in Default by virtue of such payments, the Company will undertake to make such payments at such time as the Company is no longer in, or would no longer be by virtue of such payments in, Default; PROVIDED, HOWEVER, (i) if a Change in Control has occurred, or (ii) if the Company or any Subsidiary shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, or (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, any such Company Note shall be due and payable and the Company shall be obligated to make all payments due under the Company Note. In the event the Company intends to issue to the Management Stockholder (and his or her Permitted Transferees, as the case may be) a Company Note, it will so notify the Management Stockholder (and his or her Permitted Transferees, as the case may be) at least 10 days before such issuance and the Management Stockholder (and his or her Permitted Transferees, as the case may be) may, upon notice that the Company intends to issue such Company Note (but in no event after such Company
         Note is issued), withdraw the exercise of his or her put.

               (d) Notwithstanding anything set forth in this Section 2.3 to the contrary, following the exercise by the Management Stockholder (and his or her Permitted Transferees, as the case may be) of his or her Put Option to sell Put Securities pursuant to this Section 2.3, the Board of Directors of the Company may designate one or more Designated Employees or another Stockholder who shall have the right, but not the obligation, to purchase, in lieu of the Company, some or all (as determined by the Company) of the Put Securities that the Company is required to purchase from the Management Stockholder hereunder, on the same terms and conditions as set forth in Section 2.3(c) which apply to the purchase of Put Securities by the Company, except all payments pursuant to this Section 2.3(d) shall be made in immediately available funds or by certified or cashier's check, and shall not be payable in the form of a note of any kind. In no event shall the Company designate to any Person its obligation with respect to any portion of the Put Securities payable in the form of a Contingent Option Company Note or a Contingent Equity Company Note. Concurrently with any such purchase of Put Securities by any such Designated Employee, such Designated Employee shall execute a counterpart of this Agreement, whereupon such Designated Employee shall be deemed a "Management Stockholder" and shall have the same rights and be bound by the same obligations as the Management Stockholders hereunder.

         2.4.  TAKE ALONG.

               (a) If at any time, any of the Stockholders constituting more than a seventy five percent (75%) of the Common Stock Equivalents, individually or acting as a group (such Stockholders, as applicable, being referred to herein as the "Take Along Group") elect to consummate, or cause the Company to consummate, a Company Sale to a Third Party which is not an Affiliate of any Stockholder included in the Take Along Group (in which Company Sale, outstanding shares of the Company's Preferred Stock will not entitle the holders thereof to receive any more than the liquidation preference as provided by the terms thereof), then upon twenty (20) days' written notice by the Take Along Group to each other Stockholder, which notice shall set forth the terms and conditions of such proposed Company Sale, including the name of the prospective transferee, the number of shares of Common Stock and Common Stock Equivalents proposed to be sold by the Take Along Group in the Company Sale, the consideration to be received by the Take Along Group and the proposed time and place of closing (such notice being referred to as the "Sale Request"), each other Stockholder (each, a "Seller"), in the event the Company Sale is consummated, shall be obligated to consummate, consent to and raise no objection to the proposed Company Sale and take all other actions reasonably necessary or desirable to consummate the proposed Company Sale on the terms proposed by the Take Along Group as set forth in the Sale Request. Without limiting the generality of the foregoing, (i) if the Company Sale is structured as a merger or consolidation, each Seller will vote or cause to be voted all Shares that he holds or with respect to which he has the power to direct the voting and which he is entitled to vote on such proposed Company Sale in favor of such proposed Company Sale and will waive all appraisal and dissenters rights and hereby grants a proxy in favor of the Take Along Group to vote the Seller's Shares in accordance with this Section 2.4(a) and (ii) if the Company Sale is structured as a sale or redemption of Common Stock, each Seller will agree to sell his PRO RATA portion of Common Stock Equivalents (including his PRO RATA portion of Time Options and Performance Options which would become Common Stock Equivalents by reason of the Company
         Sale) being sold in the Company Sale on the same terms and conditions (subject to the last sentence of this Section 2.4(a)) as the Take Along Group. A Stockholder's PRO RATA portion, for purposes of this Section 2.4(a), is the product of (i) a fraction, the numerator of which is the number of outstanding Common Stock Equivalents which such Stockholder then owns and the denominator of which is the total number of such Common Stock Equivalents then actually outstanding and (ii) the total number of Common Stock Equivalents being sold in the Company Sale. Each proxy granted above in this Section 2.4(a) is irrevocable, coupled with an interest and shall survive until the expiration of the provisions of this Section 2.4(a). If required, each Seller shall (i) deliver certificates for all of its Shares being Transferred pursuant to this
         Section 2.4(a) at the closing of the proposed Transfer, free and clear of all claims, liens and encumbrances. The terms and conditions of any sale pursuant to this Section 2.4(a) shall be the same as set forth in the Sale Request; PROVIDED, HOWEVER, that in the case of Performance Options and Time Options, the holders of such securities shall have the opportunity to either (i) exercise such Performance Options and Time Options (if such Performance Options or Time Options are exercisable or would be exercisable upon consummation of the Company Sale) and participate in such sale as holders of Common Stock issuable upon such exercise, or (ii) upon the consummation of the sale, receive in exchange for such Performance Options and Time Options the amount determined by multiplying (1) the same amount of consideration per share received by the Stockholders for which the Performance Option or Time Option is exercisable less the exercise price or conversion price per share of such Performance Option or Time Option by (2) the number of shares of Common Stock represented by such Performance Options and Time Options; and PROVIDED, FURTHER, that (i) if such securities are, or upon consummation of the Company Sale would be vested (in the case of Time Vested Equity) or vested and earned (in the case of Performance Vested Equity), such vested Time Vested Equity and vested and earned Performance Vested Equity shall participate in such sale as all other shares of Common Stock, and (ii) if such securities would not be vested (in the case of Time Vested Equity) or vested and earned (in the case of Performance Vested Equity) upon consummation of the Company Sale, holders of such unvested Time Vested Equity and unvested or unearned Performance Vested Equity shall receive in exchange for such Shares the lesser of (I) the Investment Price of such Shares or (II) the price paid per share of Common Stock in the Company Sale.

               (b) Each Stockholder, whether in his capacity as a Seller, Stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all commercially reasonable actions in order expeditiously to consummate any Company Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments as may be reasonably requested and otherwise cooperating with the Take Along Group and any prospective buyer; PROVIDED, HOWEVER, that Stockholders shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Third Party solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Stockholder agrees to execute and deliver such agreements as may be reasonably specified by the Take Along Group to which such Take Along Group will also be party, including, without limitation, agreements to
         (i) (1) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (2) be liable without limitation as to such representations, warranties, covenants and other agreements and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; PROVIDED, HOWEVER, that the aggregate amount of liability described in this clause (ii) in connection with any Company Sale shall not exceed the lesser of (I) such Stockholder's PRO RATA portion of any such liability, to be determined in accordance with such Stockholder's portion of the total value for his, her or its Shares included in such Company Sale or (II) the proceeds to such Stockholder in connection with such Company Sale.

         2.5. COME ALONG. No Stockholder may Transfer Shares to a Third Party who is not a Permitted Transferee without complying with the terms and conditions set forth in this Section 2.5.


               (a) On or after the third anniversary of the date hereof, any Stockholder or group of Stockholders owning greater than four percent (4%) of the outstanding shares of Common Stock, when desiring to Transfer Shares (the "Transferor"), shall give not less than fifteen
         (15) days prior written notice of such intended Transfer to each other Stockholder and the Company. Such notice (which may be the same as the Transfer Notice delivered pursuant to Section 2.1(a)) (the "Participation Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Shares proposed to be transferred (the "Participation Securities") by the Transferor, the percentage of the total number of shares of Common Stock and/or Preferred Stock, as the case may be, held by the Transferor that the Participation Securities constitutes of such class (the "Come Along Percentage"), the purchase price per share of Common Stock and/or Preferred Stock proposed to be paid therefor, the payment terms and type of transfer to be effectuated and the proposed time and place of closing. Within fifteen (15) days following the delivery of the Participation Notice by the Transferor to each other Stockholder and to the Company, each other Stockholder desiring to participate in such proposed Transfer (each, a "Participating Offeree") shall, by notice in writing to the Transferor and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Transferor) up to that number of shares of Common Stock and/or Preferred Stock, as the case may be, subject to the last sentence of Section 2.5(c) below, as shall equal the product of (i) the Come Along Percentage for the Common Stock and/or the Preferred Stock, as the case may be, and (ii) the number of shares of Common Stock (in the case of a Management Stockholder, vested Time Vested Equity and vested and earned Performance Vested Equity and other Shares held by such Management Stockholder) and/or Preferred Stock, as the case may be, which will be owned by such Participating Offeree as of the proposed date of closing set forth in the Participation Notice without giving effect to the transfer contemplated hereby; PROVIDED, HOWEVER, that for purposes of determining whether shares of Common Stock or Options owned by a Management Stockholder will be vested and/or earned, as the case may be, such determination will be made after giving effect to the transfer contemplated hereby and the Board, in its reasonable judgment, within five (5) business days after the Participation Notice is delivered to the Company, will make a Board Participation Determination for each Management Stockholder and notify such Management Stockholder of such Board Participation Determination. No Management Stockholder may participate in the proposed Transfer with respect to any Shares or Options which may vest and/or be earned upon consummation of the Transfer in excess of the Board Participation Determination and notwithstanding the Board Participation Determination, no Management Stockholder may sell or transfer in the proposed Transfer any unvested Time Vested Equity or Time Options or any unvested or unearned Performance Vested Equity or Performance Options if such equity or options do not become vested and/or earned, as the case may be, upon consummation of the proposed Transfer. The Transferor shall attempt to obtain inclusion in the proposed Transfer of the entire number of Shares which the Transferor and the Participating Offerees desire to have included in the proposed Transfer. In the event the Transferor shall be unable to obtain the inclusion of such entire number of shares of Common Stock and/or Preferred Stock, as the case may be, in the proposed Transfer, the number of shares of Common Stock and/or Preferred Stock, as the case may be, to be sold in the Proposed Transfer by each Participating Offeree and the Transferor shall be determined in accordance with
         Section 2.5(c) below. The terms and conditions of any sale pursuant to this Section 2.5(a) shall be the same as set forth in the Participation Notice, except as is provided in Section 2.5(c) below and except that the actual date of the closing of any proposed Transfer may change.

               (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Transferor, together with all Participating Offerees, shall deliver to the proposed transferee certificates evidencing the Shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Participation Notice.

               (c) The acceptance of each Participating Offeree shall be irrevocable except as hereinafter provided, and each such Participating Offeree shall be bound and obligated to sell, on the same terms and conditions specified in the Participation Notice as the Transferor (subject to all of the provisions of this Agreement), such number of Shares as specified in such Participating Offeree's written commitment; PROVIDED, HOWEVER, that in the case of Performance Options and Time Options (for which the exercise price is less than the price per share of Common Stock being paid in the Transfer), the holders of such securities shall have the opportunity to either (i) exercise such Performance Options and Time Options (if then exercisable) and participate in such sale as holders of Common Stock issuable upon such exercise or conversion, or (ii) upon the consummation of the sale, receive in exchange for such Options the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the other Stockholders less the exercise price per share of such Performance Option and Time Option by (2) the number of shares of Common Stock of such class represented by such Performance Option or Time Option. In the event the Transferor shall be unable to obtain the inclusion in the sale of all Shares which the Transferor and each Participating Offeree desires to have included in the sale, the number of Shares to be sold in the sale by the Transferor and each Participating Offeree shall be reduced on a PRO RATA basis according to the proportion which the number of Shares which each such party desires to have included in the sale bears to the total number of Shares desired by all such parties to have included in the sale; PROVIDED, HOWEVER, in no event shall shares of Preferred Stock and Common Stock be substituted for one another.

               (d) The provisions of this Section 2.5 shall not in any way limit or affect the restrictions placed on the Stockholders by Section 2.1 and shall not apply to (i) any Transfer to the Company or other Stockholders pursuant to Section 2.1, (ii) any Transfer pursuant to
         Section 2.2, (iii) any Transfer pursuant to Section 2.3, (iv) any Transfer pursuant to Section 2.4, or (v) any Permitted Transfer.

         2.6.  CORPORATE GOVERNANCE.

               (a) Subject to Section 2.6(b), at each annual meeting of the Stockholders and at each special meeting of the Stockholders called for the purpose of electing directors of the Company, and at any time at which Stockholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Stockholders hereby agree to attend each meeting in person or by proxy and hereby agree to vote Shares now owned or hereafter acquired by him, her or it (whether at a meeting or by written consent in lieu thereof)
         (i) to fix the number of members of the Board at up to nine (9), and
         (ii) to elect and thereafter to continue in office as a director of the Company the following: (a) so long as the Berkshire Stockholders hold
         (I) at least five percent (5%) but less than twenty-five percent (25%) of the Common Stock, one director or (II) at least twenty-five percent (25%) of the Common Stock, two (2) directors, nominated by the Berkshire Stockholders (who shall initially be Richard K. Lubin and Carl Ferenbach) (collectively the "Berkshire Representatives"); (b) two
         (2) directors nominated by the Management Stockholders (who shall initially be Paul W. Jones and John L. Workman) (collectively, the "Management Representatives"); (c) Louis Susman; (d) Ricardo Poma; (e) Francisco Soler; and (f) up to two (2) directors who are not officers or employees of the Company who shall be reasonably acceptable to the other directors (such consent to appointment not to be unreasonably withheld); PROVIDED, that in the event that both Ricardo Poma and Francisco Soler cease to serve as members of the Board for any reason, and so long as the Scarsdale Group shall hold at least five percent (5%) of the Common Stock, the Scarsdale Group shall have the right to nominate (by written designation signed by the holders of a majority of shares of Common Stock owned by members of the Scarsdale Group) one (1) director. As to the directors elected to the Board pursuant to this
         Section 2.6(a) or Section 2.6(b), the following provisions shall apply:
         (I) no Berkshire Representative may be removed without the consent of a majority in interest of the Berkshire Stockholders, except in the event of Director's Cause as determined in good faith by unanimous decision of all directors other than the Berkshire Representatives, (II) no Management Representative may be removed without the consent of a majority in interest of the Management Stockholders, except in the event of Director's Cause as determined in good faith by unanimous decision of all directors other than the Management Representatives, and (III) neither Ricardo Poma nor Francisco Soler may be removed without the consent of a majority in interest of the Scarsdale Group, except in the event of Director's Cause as determined in good faith by unanimous decision of all directors other than Ricardo Poma and Francisco Soler; PROVIDED, that in the event of a determination by the Board pursuant to clause (I), (II) or (III) of this sentence to remove a director, each Stockholder shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by such Stockholder, to effect the removal of such director. Any vacancy on the Board shall be filled by the designee of the Stockholders who would be entitled to designate such director pursuant to this Section 2.6(a) or Section 2.6(b), as the case may be, and if there shall be no such designation right, such vacancy may be filled by the remaining directors. Each Stockholder shall, upon receipt of notice identifying such designee, take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by such Stockholder, to elect the director so designated.

               (b) PROPORTIONAL REPRESENTATION. Upon a majority vote of the holders of Common Stock, the composition of the directors constituting the Board of Directors shall be changed so that after designating directors in accordance with this Section 2.6(b), each of the Berkshire Stockholders and the Management Stockholders shall have represented on the Board that number of directors (rounded up to the nearest whole number) represented by the percentage equal to (x) the number of shares of Common Stock held by such stockholder group over (y) the total number of shares of Common Stock held by all Stockholders (in the case of Time Vested Equity and Performance Vested Equity, such percentage to be calculated taking into account only vested Shares). Notwithstanding the foregoing:

                   (i) If at or after the time of the election to change to
               proportional representation pursuant to this Section 2.6(b) Louis Susman would otherwise be entitled to serve on the Board of Directors pursuant to Section 2.6(a), he shall remain as a director pursuant to this Section 2.6(b).

                   (ii) If at or after the time of the election to change to
               proportional representation pursuant to this Section 2.6(b), both Ricardo Poma and Francisco Soler are serving on the Board of Directors, at the option of the Scarsdale Group, either (A) the Scarsdale Group shall have represented on the Board that number of directors (rounded up to the nearest whole number) represented by the percentage equal to (x) the number of shares of Common Stock held by the Scarsdale Group over (y) the total number of shares of Common Stock (in the case of Time Vested Equity and Performance Vested Equity, taking into account only vested Shares) held by all Stockholders; or (B) both Ricardo Poma and Francisco Soler shall remain on the Board of Directors.

                   (iii) If at or after the time of the election to change to proportional representation pursuant to this Section 2.6(b), only one of (A) Ricardo Poma, (B) Francisco Soler or (C) the designee of the Scarsdale Group pursuant to Section 2.6(a) if Ricardo Poma and Francisco Soler both cease to serve on the Board of Directors pursuant to Section 2.6(a), is serving on the Board of Directors, at the option of the Scarsdale Group, either (A) the Scarsdale Group shall have represented on the Board that number of directors (rounded up to the nearest whole number) represented by the percentage equal to (x) the number of shares of Common Stock held by the Scarsdale Group over (y) the total number of shares of Common Stock (in the case of Time Vested Equity and Performance Vested Equity, taking into account only vested Shares) held by all Stockholders; or (B) such person then serving on the Board of Directors shall remain on the Board of Directors.

         In the event that the size of the Board of Directors needs to be increased in order to establish the foregoing representation, each Stockholder shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by such Stockholder, to effect the increase in the size of the Board. Each Stockholder agrees that such Stockholder and its Permitted Transferees shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by them, to elect the directors so designated by the Stockholders as set forth in this Section 2.6(b).

               (c) SUBSIDIARIES; COMMITTEES. Unless the Board unanimously determines otherwise, the board of directors of each Subsidiary of the Company and the audit committee, the compensation committee and all other authorized committees of the Board and of each Subsidiary's board of directors shall be composed so that the representation thereon shall be in the same proportion, as nearly as may be possible (subject to any foreign law requirements, where applicable), as the representation of such directors on the Board; PROVIDED, HOWEVER, that no Management Representative shall sit on the audit committee or the compensation committee.

               (d) SUPERMAJORITY PROVISIONS. Without a prior Supermajority Vote of the Stockholders, the Company shall not, and shall not permit any Subsidiary to, effect any:

                   (i) merger or consolidation of the Company or any of its
               Subsidiaries (except in the case of such transaction among the Company and its Subsidiaries or among such Subsidiaries and except where the holders of the capital stock of the surviving or the resulting corporation immediately following such transaction are the same as those of the Company immediately prior to the transaction) or acquisition of all or substantially all of the business of another entity;

                   (ii) amendment or repeal of its Certificate of Incorporation or By-laws as now in effect;

                   (iii) sale, lease, transfer or other disposition of all or any substantial portion of the properties or assets of the Company or any of its Subsidiaries;

                   (iv) declaration or payment of any dividends or other
               distributions to the Stockholders, including, but not limited to, any dividend or other distribution by means of a redemption or purchase of Common Stock or other securities held by the Stockholder other than pursuant to Section 2.2, Section 2.3 or any mandatory redemption provisions of the Preferred Stock;

                   (v) issuance or sale of any equity securities of the Company, including, but not limited to, any public offering of securities of the Company; PROVIDED, HOWEVER, that this restriction shall not apply to the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to the Incentive Plan;

                   (vi) incurrence of any indebtedness in excess of indebtedness permitted under the terms and conditions of the Credit Agreement (or any credit agreement or loan documentation put in place as a replacement or substitute for the Credit Agreement);

                   (vii) any refinancing of any indebtedness under the Credit
               Agreement (or any credit agreement or loan documentation put in place as a replacement or substitute for the Credit Agreement); or

                   (viii) any financial restructuring in which Management
               Stockholders are treated differently and adversely from other holders of Common Stock.

PROVIDED, HOWEVER, that upon the occurrence of a Major Default, all actions which previously required a Supermajority Vote pursuant to this Section 2.6 (other than pursuant to clause (viii)) shall be decided by a simple majority vote of the Board as in effect at such time, or if required by law or otherwise, by a simple majority vote of the Stockholders.

         2.7.   RIGHTS OF PARTICIPATION.

               (a) RIGHTS OF PARTICIPATION. The Company hereby grants to each Stockholder so long as it shall own any Shares, the right to purchase up to a PRO RATA portion of New Securities (as defined in paragraph (b) below) which the Company, from time to time, proposes to sell or issue following the date hereof. A Stockholder's PRO RATA portion, for purposes of this Section 2.7, is the product of (i) a fraction, the numerator of which is the number of outstanding Common Stock Equivalents which such Stockholder then owns and the denominator of which is the total number of such Common Stock Equivalents then actually outstanding, multiplied by (ii) the number of New Securities the Company proposes to sell or issue.

               (b) DEFINITION OF NEW SECURITIES. "New Securities" shall mean any Common Stock or other equity securities of the Company whether now authorized or not, any rights, options or warrants to purchase Common Stock or other equity securities and any indebtedness or preferred stock of the Company which is convertible into Common Stock or other equity securities (or which is convertible into a security which is, in turn, convertible into Common Stock or other equity securities); PROVIDED, that the term "New Securities" does not include (i) indebtedness of the Company which is not by its terms convertible into Common Stock; (ii) Common Stock issued as a stock dividend to all holders of Common Stock PRO RATA or upon any subdivision or combination of shares of Common Stock; (iii) any employee or director stock options approved by the Board of Directors; (iv) Common Stock issued in exchange for the cancellation or retirement of any debt securities of the Company or in connection with any restructuring or other financial workout of the Company; (v) Common Stock or warrants to purchase Common Stock issued to non-Affiliates of the Company as part of a bona fide debt offering of units comprised of such Common Stock or warrants and a debt security of the Company; (vi) Common Stock issued in connection with the acquisition of another corporation or other entity by the Company by merger, purchase of substantially all assets or other reorganization, PROVIDED, that upon any such issuance, the Board shall consider equitable equity incentives for the Management Stockholders in connection with such acquisition taking into account the arrangements that would likely have been effected if such acquisition had been part of the transactions contemplated by the Merger Agreement, the time passed since the consummation of the transactions contemplated by the Merger Agreement and the changes in the Fair Market Value of the Common Stock since the date of this Agreement; (vii) the issuance of Common Stock upon the exercise or conversion of any rights, options or warrants to purchase Common Stock; or (viii) Common Stock issuable in a Public Offering; and PROVIDED, FURTHER, that if any "New Securities" include Common Stock and other equity securities coupled as a package, "New Securities" shall mean the package of securities and not each class of securities individually.

               (c) NOTICE FROM THE COMPANY. In the event the Company proposes to issue New Securities, the Company shall give each Stockholder who has a right of participation under this Section 2.7 written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of ten (10) business days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Stockholder its PRO RATA share of such New Securities for the price and upon the terms specified in the notice. Each Stockholder may exercise its rights of participation hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Stockholder shall also be entitled to indicate a desire to purchase all or a portion of any New Securities remaining after such PRO RATA allocation. If, as a result of such oversubscription right, such oversubscriptions exceed the total number of New Securities available in respect of such oversubscription right, the oversubscribing Stockholders shall be cut back with respect to their oversubscriptions on a PRO RATA basis or as they may otherwise agree among themselves.

               (d) SALE BY THE COMPANY. In the event that the Stockholders who have a right of participation under this Section 2.7 fail to commit to purchase all of such New Securities within said ten (10) business day period, the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the right of participation was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice given pursuant to Section 2.7(c).

               (e) CLOSING. The closing for any such issuance shall take place as proposed by the Company with respect to the New Securities to be issued, at which closing the

         Company shall deliver certificates for the New Securities in the respective names of the purchasing Stockholders against receipt of payment therefor.

         2.8. FINANCIAL INFORMATION. From and after the date hereof, each holder of Common Stock and/or Preferred Stock shall be entitled to receive from the Company, upon written request and if not otherwise publicly available, the following information, if such information has been prepared by the Company for any other purpose: (i) as soon as practicable following the end of each fiscal quarter of the Company, unaudited quarterly financial reports and (ii) as soon as practicable following the end of each fiscal year of the Company, audited annual financial reports; PROVIDED, HOWEVER, that the terms of this Section 2.8 shall not apply to any holder of Common Stock or Preferred Stock when such Person ceases to own any Common Stock or Preferred Stock.

         2.9. CONFIDENTIALITY. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company ("Proprietary Information") using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except for any Proprietary Information which is publicly available or a matter of public knowledge generally. Nothing herein shall prevent any Stockholder from using Proprietary Information to enforce its rights under this Agreement or from disclosing a summary of Proprietary Information to the partners of such Stockholder as to the performance of the Company.

ARTICLE 3
                               REGISTRATION RIGHTS

         3.1. GENERAL. For purposes of Article III: (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; (b) the term "Holder" means any Stockholder holding Registrable Securities; and (c) the shares of Common Stock issuable upon the exercise of vested Time Options and vested and earned Performance Options shall be deemed to be outstanding and held by the holders of such vested Time Options and vested and earned Performance Options.

         3.2. DEMAND REGISTRATION INITIATED BY THE BERKSHIRE STOCKHOLDERS.

               (a) Subject to paragraph (b) hereof, on or after the date on which the Company has effected a Public Offering, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.2) by or on behalf of Berkshire Stockholders holding an aggregate of fifty percent (50%) or more of the Registrable Securities held by the Berkshire Stockholders that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of at least the lesser of (i) $20 million of Registrable Securities (determined based upon the Fair Market Value of such Registrable Securities on the date of request), or (ii) one hundred percent (100%) of the Registrable Securities then held by the Berkshire Stockholders, then the Company shall promptly notify all other Holders of such request pursuant to Section 3.6(b) and shall use its best efforts to cause all Registrable Securities that the Holders have requested (within thirty (30) days after such Company notice) be registered, to be registered under the 1933 Act.

               (b) If the total amount of Registrable Securities that the Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the opinion of such underwriters, can be sold in accordance with the procedures set forth in Section 3.6(b);

               (c) The Company shall be obligated to effect for the Berkshire Stockholders two (2) registrations of Registrable Securities pursuant to this Section 3.2; PROVIDED, that in the event that, at the request of the underwriters, the amount of Registrable Securities that the Berkshire Stockholders requested to be included in any offering is reduced by more than thirty percent (30%), such offering shall be deemed not to be a registration demanded by the Berkshire Stockholders for purposes of this Section 3.2(c).

         3.3.  DEMAND REGISTRATION INITIATED BY THE SALOMON SMITH BARNEY GROUP.

               (a) Subject to paragraph (b) hereof, on or after the date on which the Company has effected a Public Offering, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.3) by or on behalf of the Salomon Smith Barney Group, so long as such request represents an aggregate of fifty percent (50%) or more of the Registrable Securities held by the Salomon Smith Barney Group, that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of at least the lesser of (i) $20 million of Registrable Securities (determined based upon the Fair Market Value of such Registrable Securities on the date of request), or (ii) one hundred percent (100%) of the Registrable Securities then held by the Salomon Smith Barney Group, then the Company shall promptly notify all other Holders of such request pursuant to Section 3.6(b) and shall use its best efforts to cause all Registrable Securities that the Holders have requested (within thirty
         (30) days after such Company notice) be registered, to be registered under the 1933 Act.

               (b) If the total amount of Registrable Securities that all Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the opinion of such underwriters, can be sold in accordance with the procedures set forth in Section 3.6(b);

               (c) The Company shall be obligated to effect for the Salomon Smith Barney Group one (1) registration of Registrable Securities pursuant to this Section 3.3; PROVIDED, that in the event that, at the request of the underwriters, the amount of Registrable Securities that the Salomon Smith Barney Group requested to be included in any offering is reduced by more than thirty percent (30%), such offering shall be deemed not to be a registration demanded by the Salomon Smith Barney Group for purposes of Section 3.3(c).

         3.4.  DEMAND REGISTRATION INITIATED BY THE SCARSDALE GROUP.

               (a) Subject to paragraph (b) hereof, on or after the date on which the Company has effected a Public Offering, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.4) by or on behalf of the Scarsdale Group, so long as such request represents an aggregate of fifty percent (50%) or more of the Registrable Securities held by the Scarsdale Group, that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of at least the lesser of (i) $20 million of Registrable Securities (determined based upon the Fair Market Value of such Registrable Securities on the date of request), or
         (ii) one hundred percent (100%) of the Registrable Securities then held by the Scarsdale Group, then the Company shall promptly notify all other Holders of such request pursuant to Section 3.6(b) and shall use its best efforts to cause all Registrable Securities that the Holders have requested (within thirty (30) days after such Company notice) be registered, to be registered under the 1933 Act.

               (b) If the total amount of Registrable Securities that all Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the opinion of such underwriters, can be sold in accordance with the procedures set forth in Section 3.6(b);

               (c) The Company shall be obligated to effect for the Scarsdale Group one (1) registration of Registrable Securities pursuant to this
         Section 3.4; PROVIDED, that in the event that, at the request of the underwriters, the amount of Registrable Securities that the Scarsdale Group requested to be included in any offering is reduced by more than thirty percent (30%), such offering shall be deemed not to be a registration demanded by the Scarsdale Group for purposes of Section 3.4(c).

         3.5.  DEMAND REGISTRATION INITIATED BY THE MANAGEMENT STOCKHOLDERS.

               (a) Subject to paragraph (b) hereof, on or after the date on which the Company has effected a Public Offering, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.5) by or on behalf of the Management Stockholders, so long as such request represents an aggregate of fifty percent (50%) or more of the Registrable Securities held by the Management Stockholders, that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of at least the lesser of (i) $20 million of Registrable Securities (determined based upon the Fair Market Value of such Registrable Securities on the date of request), or (ii) one hundred percent (100%) of the Registrable Securities then held by the Management Stockholders, then the Company shall promptly notify all other Holders of such request pursuant to
         Section 3.6(b) and shall use its best efforts to cause all Registrable Securities that the Holders have requested (within thirty (30) days after such Company notice) be registered, to be registered under the 1933 Act.

               (b) If the total amount of Registrable Securities that all Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the opinion of such underwriters, can be sold in accordance with the procedures set forth in Section 3.6(b);

               (c) The Company shall be obligated to effect for the Management Stockholders one (1) registration of Registrable Securities pursuant to this Section 3.5; PROVIDED, that in the event that, at the request of the underwriters, the amount of Registrable Securities that the Management Stockholders requested to be included in any offering is reduced by more than thirty percent (30%), such offering shall be deemed not to be a registration demanded by the Management Stockholders for purposes of Section 3.5(c).

         3.6. REDUCTION IN REGISTRATION; PIGGYBACK REGISTRATION.

               (a) If, at any time, the Company determines to register any of its equity securities for its own account under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall, at each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that each Holder has requested be registered. If the total amount of Registrable Securities that are to be included by the Company for its own account and at the request of Holders exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

                   (i) first, the equity securities to be registered on behalf of the Company; and

                   (ii) then the Registrable Securities requested to be included by the Holders, PRO RATA, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration; PROVIDED, HOWEVER, that if an underwriter who is not an Affiliate or Associate of any Holder, requires, in connection with such underwritten offering, that the number of Registrable Securities to be sold by any Holder be apportioned or excluded, such number of Registrable Securities of such Holder shall be reduced or not included to the extent so requested by said underwriter.

               (b) If the Company at any time proposes to register any of its equity securities for the account of any Holder pursuant to Section 3.2, Section 3.3, Section 3.4, Section 3.5 or Section 3.12 of this Agreement, under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall, at each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that such Holder has requested be registered. If the total amount of Registrable Securities that the requesting Holders and the Company propose to register under Section 3.2, Section 3.3, Section 3.4, Section 3.5 or Section 3.12, exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

                   (i) first, the equity securities to be registered on behalf of Stockholders initiating the demand, PRO RATA, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration;

                   (ii) second, the Registrable Securities requested to be
               included by the other Holders, PRO RATA, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration; and

                   (iii) third, the equity securities to be registered on behalf of the Company;

         PROVIDED, HOWEVER, that if an underwriter who is not an Affiliate or Associate of any Holder or the Company, in good faith, requires in connection with such underwritten offering that the number of Registrable Securities to be sold by any Holder or the Company be apportioned or excluded, such number of Registrable Securities of such Holder or the Company shall be reduced or not included to the extent so requested by said underwriter.

         3.7. OBLIGATIONS OF THE COMPANY. Whenever required under Sections 3.2, 3.3, 3.4, 3.5, 3.6 or 3.12 to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective;

               (b) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

               (c) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with requirements of the 1933 Act, and such other documents they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) as expeditiously as reasonably possible, use its best efforts to register and qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and FURTHER

         PROVIDED that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders PRO RATA, to the extent required by such jurisdiction;

               (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with, or approved by, such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (f) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Holder, promptly prepare and file with the SEC and furnish to such seller or Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; PROVIDED, that, each Holder agrees that it shall not sell any Registrable Securities covered by such a registration statement upon notice from the Company until receipt of notice that such statement or omission has been corrected.

               (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each seller at least two (2) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

               (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

               (i) use its best efforts to list all Registrable Securities covered by such registration statement on a securities exchange or the NASDAQ National Market on which any class of Registrable Securities is then listed.

         3.8. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any act pursuant to this Article III that the Holders selling Registrable Securities shall furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         3.9. EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Sections 3.2, 3.3, 3.4, 3.5, 3.6 or 3.12 (excluding underwriters' discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (which counsel shall be reasonably satisfactory to the holders of a majority of the Registrable Securities then being registered), and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders which own a majority of the Registrable Securities being sold under the applicable registration) shall be borne by the Company; PROVIDED, HOWEVER, that all such expenses in connection with any amendment or supplement to a registration statement or prospectus filed more than nine (9) months after the effective date of such registration statement because any Holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such Holder; PROVIDED, FURTHER, however, that Holders initiating a demand may withdraw any request made pursuant to Section 3.2, Section 3.3, Section 3.4 or Section 3.5, in which event such first withdrawn request shall be deemed for all purposes herein not to have been made.

         3.10. UNDERWRITING REQUIREMENTS. Each Holder selling Registrable Securities in any registration pursuant to Sections 3.2, 3.3, 3.4, 3.5 or 3.6 shall, as a condition for inclusion of such Registrable Securities in such underwritten registration, execute and deliver an underwriting agreement acceptable to the Company, in the case of a registration pursuant to Section 3.6(a), or acceptable to Holders who own a majority of the Registrable Securities to be included in such registration, in the case of a registration pursuant to Section 3.2, Section 3.3, Section 3.4, Section 3.5 or Section 3.6(b), and the underwriters with respect to such registration. Such underwriters shall be selected (i) by the Company, in the case of a registration pursuant to Section 3.6(a), or (ii) by a majority in interest of the Registrable Securities to be included in such registration in all other cases and shall be reasonably acceptable to the Company, in the case of a registration pursuant to
Section 3.6(b).

         Notwithstanding the foregoing, each Holder shall take all action reasonably necessary with respect to executing such underwriting agreement, including being liable in respect of (i) any representations and warranties being made by each selling Holder, and (ii) any indemnification agreements and "lock-up" agreements made by each selling Holder for the benefit of the underwriters in such underwriting agreement; PROVIDED, HOWEVER, that except with respect to individual representations and warranties regarding such matters as legal capacity or due organization of such participating Holder, authority to participate in the Public Offering, compliance by such Holder with laws and agreements applicable to it, ownership (free and clear of liens, charges, encumbrances and adverse claims) of Registrable Securities to be sold by such Holder and accuracy of information with respect to such Holder furnished for inclusion in any disclosure document relating to each Public Offering, the aggregate amount of the liabilities of such participating Holder pursuant to such underwriting agreement shall not exceed the lesser of (a) such participating Holder's PRO RATA portion of any such liability, in accordance with such participating Holder's portion of the total number of Registrable Securities included in the public offering, or (b) the net proceeds received by such participating Holder from the public offering.

         3.11. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article III:

               (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder (which term, for purposes of this Section 3.11, shall include each Stockholder, including the Berkshire Stockholders, the Management Stockholders and the Other Stockholders holding Registrable Securities, and shall also include the directors, officers and employees of the Stockholders and their Affiliates) requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for a registration, and each Person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, against any and all losses, claims, damages or liabilities, joint or several, to which any such Holder, underwriter or Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a registration statement relating to a registration pursuant to this Article III, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of the 1933 Act or any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, underwriter or control Person for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control Person and shall survive the transfer of such securities by such Holder. If Holder is entitled to indemnification under this
         Section 3.11, such Holder shall be entitled to advancement from the Company for reasonable attorneys' fees and expenses to be incurred by such Holder within the scope of the Company's indemnification and reimbursement obligations, upon receipt by the Company of a written undertaking by such Holder to repay such advancement if it shall be adjudicated finally that such Holder was not entitled to such payment.

               (b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the 1933 Act) against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, control Person, agent, underwriter or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder (other than information furnished by such Holder on behalf of the Company in his or her capacity as an officer or director of the Company) expressly for use in connection with such registration; and such Holder will reimburse the Company and each such director, officer, control Person, agent, underwriter or other Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and PROVIDED, FURTHER that the indemnity agreement contained in this
         Section 3.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control Person and shall survive the transfer of such securities by such Holder.

               (c) Any Person seeking indemnification under this Section 3.11 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless and to the extent the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

               (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.11, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the applicable indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the applicable indemnifying party and the applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

         3.12. REGISTRATION ON FORM S-3. After the date on which the Company has effected a Public Offering, if (i) a Holder or Holders request in writing (specifying that such request is being made pursuant to this Section 3.12) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of securities having an aggregate value of not less than $1,000,000 and (ii) the Company is entitled to use such form to register such securities, then the Company shall file a Form S-3 with respect to such securities within ninety (90) days from the date of such request, and shall use its best efforts to cause such registration statement to become effective; PROVIDED, that the Company shall not be required to effect such registration more frequently than once every six (6) months.

         3.13. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders and their Permitted Transferees the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering a Public Offering filed by the Company;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

               (c) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         3.14. NO INCONSISTENT AGREEMENTS. The Company represents and warrants that it has not entered into, and covenants that it will not hereafter enter into, any agreement with respect to the registration of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement without the prior written consent of a majority in interest of the Holders.

         3.15. STOCK SPLIT. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 3.2, Section 3.3, Section 3.4 or Section 3.5, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is less than the minimum number necessary for the success of such offering, the Company will promptly prepare and submit to its Board of Directors, use its best efforts to cause to be adopted by its Board of Directors and stockholders, and, if so adopted, file and cause to become effective, an amendment to its certificate of incorporation so as to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the minimum number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. Each Stockholder, together with his or its Permitted Transferees, hereby agrees to vote the shares of the Company's Common Stock held by him or it in favor of adopting such amendment.

         3.16. TIMING AND OTHER LIMITATIONS.

               (a) No request shall be made with respect to any registration pursuant to Section 3.2, Section 3.3, Section 3.4 or Section 3.5 within one hundred twenty (120) days immediately following the effective date of any registration statement filed pursuant to this Article III.

               (b) If the Company shall furnish to the Holders of Registrable Securities requesting a registration pursuant to Section 3.2, Section 3.3, Section 3.4 or Section 3.5 a certificate signed by a majority of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore advisable to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days and the request pursuant to Section 3.2,
         Section 3.3, Section 3.4 or Section 3.5 then made shall not be counted for purposes of determining the number of registrations pursuant to
         Section 3.2, Section 3.3, Section 3.4 or Section 3.5; PROVIDED, HOWEVER, that the Company may not utilize such right more than once in any twelve-month period.

         3.17. LOCK-UP. In connection with any Public Offering of Shares, no holder of Shares shall Transfer any Shares for a period beginning seven (7) days immediately preceding the date upon which the Company in good faith believes that the relevant registration statement shall become effective, and ending on the one hundred eightieth (180th) day (or, at the discretion of the underwriter, such lesser period) following the effectiveness of such registration statement with respect to such Public Offering without the prior written consent of the underwriters managing the offering; PROVIDED, HOWEVER, that the provisions of this Section 3.17 shall not prohibit any Permitted Transfers, provided that the Permitted Transferee agrees to be bound by the terms of this Agreement, including this Section 3.17.

ARTICLE 4
                                  MISCELLANEOUS

         4.1. REMEDIES. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute a proceeding to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that a temporary injunction may be issued in connection therewith (including, without limitation, restraining the Transfer of such Shares or rescinding any such Transfer). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

         4.2. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, together with the Schedule hereto, sets forth the entire understanding of the parties, and as of the closing contemplated by the Merger Agreement supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof, including, without limitation, the Stockholders Agreement dated as of March 15, 1993 among the Company and Francisco A. Soler, Ricardo Poma, Salomon Brothers, Inc. and other parties thereto, and by execution hereof, such Stockholders Agreement shall terminate and be of no further force and effect. The Schedule may be amended to reflect changes in the composition of the Stockholders as a result of Permitted Transfers or Transfers permitted under Article II. Amendments to the Schedule reflecting Permitted Transfers or Transfers permitted under Article II shall become effective when a copy of the Agreement as executed by any new transferee is filed with the Company, except as otherwise provided in Section 4.12. Any other amendments to, or the termination of, this Agreement shall require the prior written consent of the Company and a Supermajority Vote of the Stockholders; PROVIDED, that (a) any such amendment which would have an adverse effect on the Management Stockholders, if such adverse effect would be borne solely by the Management Stockholders or would be borne disproportionately by the Management Stockholders relative to the Berkshire Stockholders, shall require the written consent of Management Stockholders holding a majority of the Shares held by the Management Stockholders and (b) any such amendment which would have an adverse effect on the Other Stockholders, if such adverse effect would be borne solely by the Other Stockholders or would be borne disproportionately by the Other Stockholders relative to the Berkshire Stockholders, shall require the written consent of Other Stockholders holding a majority of the Shares held by the Other Stockholders. Without the consent of the Management Stockholders holding a majority of the Shares held by the Management Stockholders, no amendment may be made to Sections 2.2 and 2.3. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

         4.3. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         4.4. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given seven (7) days after mailing by certified mail, when delivered by hand, upon confirmation of receipt by telecopy, or one (1) business day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

               (a) For notices and communications to the Company to:

                   U.S. Can Corporation
                   900 Commerce Drive, Suite 302
                   Oak Brook, IL 60523
                   Attention:  Paul W. Jones
                   Facsimile: (630) 572-0825

               with a copy to each of:

                   Mayer Brown & Platt
                   190 South LaSalle Street
                   Chicago, IL 60603
                   Attention: Frederick B. Thomas
                   James T. Lidbury
                   Facsimile: (312) 701-7711

                   Berkshire Partners LLC
                   One Boston Place
                   Boston, MA 02108
                   Attention:  Richard K. Lubin
                   Facsimile: (617) 227-6105

                   Ropes & Gray
                   One International Place
                   Boston, MA 02110
                   Attention:  David C. Chapin
                   Facsimile: (617) 951-7050

               (b) for notices and communications to the Berkshire Stockholders, to their respective addresses set forth in the Schedule, with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, Massachusetts 02110
                   Attention: David C. Chapin
                   Facsimile: (617) 951-7050

               (c) for notices and communications to any Management Stockholders, to their respective addresses set forth in the Schedule, with a copy to:

                   Mayer Brown & Platt
                   190 South LaSalle Street
                   Chicago, IL 60603
                   Attention: Frederick B. Thomas
                              James T. Lidbury
                   Facsimile: (312) 701-7711

               (d) for notices and communication to any Other Stockholders, to their respective addresses set forth in the Schedule.

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

         4.5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; PROVIDED, HOWEVER, that no right or obligation under this Agreement may be assigned except as expressly provided herein, it being understood that the Company's rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.

         4.6. GOVERNING LAW. This Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         4.7. TERMINATION. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder or any transferee of Shares, the provisions of Article II shall terminate as to such Stockholder or transferee, when, pursuant to and in accordance with this Agreement, such Stockholder or transferee, as the case may be, no longer owns any Shares, Performance Options or Time Options; PROVIDED, that termination pursuant to this Section 4.7. shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. Notwithstanding the foregoing, Article II shall terminate upon the earlier of a Change in Control or the consummation of the first Public Offering; PROVIDED, that the Company shall be obligated to consummate the purchase of any vested Time Options, vested Time Vested Equity, vested and earned Performance Options and vested and earned Performance Vested Equity which have been called pursuant to Section 2.2 or put pursuant to Section 2.3 prior to such termination, but have not otherwise been paid for as of such date ; and PROVIDED, FURTHER, that upon a Change in Control, prior to termination of Article II, unless the rights under this proviso are otherwise waived by any Stockholder with respect to his, her or its rights, (i) the Company or its designee shall make a repurchase offer to each Management Stockholder for all of his or her Common Stock Equivalents and any vested Performance Options for which a Determination Date has not yet occurred, on terms no less favorable than if such securities had been called pursuant to
Section 2.2 and the Management Stockholder terminated his or her employment for Good Reason, (ii) the Company or its designee shall make a repurchase offer to each other Stockholder for all of his, her or its Common Stock Equivalents at a price per share no less than the Fair Market Value of such Common Stock Equivalents, and (iii) the consummation of any acceptance of such offer by any Stockholder under clause (i) or (ii) shall occur within a reasonable period of time after acceptance of such offer, which acceptance shall occur not more than ten (10) business days after notice to the Stockholders of the repurchase offer.

         4.8. RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

         4.9. ACTION NECESSARY TO EFFECTUATE THE AGREEMENT. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

         4.10. PURCHASE FOR INVESTMENT; LEGEND ON CERTIFICATE. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All the certificates of Shares which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, OF A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 4, 2000, AS AMENDED FROM TIME TO TIME, AND NONE OF SUCH SECURITIES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN THAT AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

         All shares shall also bear all legends required by federal and state securities laws.

         4.11. EFFECTIVENESS OF TRANSFERS. All Shares transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act or pursuant to a Rule 144 transaction) shall, except as otherwise expressly stated herein, be held by the transferee thereof subject to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement (as though such party had so agreed pursuant to Section 4.12) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such transfer, then such transferee, as a condition to such transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.12. No Shares shall be transferred on the Company's books and records, and no transfer of Shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

         4.12. OTHER STOCKHOLDERS. Subject to the restrictions on transfers of Shares contained herein, any Person who is not already a Stockholder acquiring Shares, shall, on or before the transfer or issuance to it of Shares, sign a counterpart or joinder to this Agreement in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (i) a Berkshire Stockholder if a transferee (other than the Company) of a Berkshire Stockholder, (ii) a Management Stockholder if a transferee (other than the Company) of a Management Stockholder or (iii) an Other Stockholder if such transferee (other than the Company) does not fall within clause (i) or (ii) above. Each such additional Stockholder shall be listed on the Schedule, as amended from time to time.

         4.13. NO WAIVER. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         4.14. COUNTERPART. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         4.15. HEADINGS. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

         4.16. THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to entitle any Person other than the Company and the Stockholders to any claim, cause of action, right or remedy of any kind.

         4.17. CONSENT TO JURISDICTION. The Company and each of the Stockholders, by its, his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.4 is reasonably calculated to give actual notice.

         4.18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.18 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Stockholders Agreement (or caused this Stockholders Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.


COMPANY:                                    U.S. CAN CORPORATION


                                            By:______________________________
                                               Name:
                                               Title:



BERKSHIRE
STOCKHOLDERS:                               BERKSHIRE FUND V INVESTMENT CORP.


                                            By:_____________________________
                                               Name:
                                               Title:



                                            BERKSHIRE FUND V COINVESTMENT CORP.


                                            By: _____________________________
                                                Name:
                                                Title:


                                            BERKSHIRE INVESTORS LLC


                                            By: ______________________________
                                                Name:
                                                Title:

MANAGEMENT
STOCKHOLDERS:
                                            ---------------------------------
                                            Gillian V. N. Derbyshire



                                            ---------------------------------
                                            Roger B. Farley



                                            ---------------------------------
                                            David R. Ford



                                            ---------------------------------
                                            Paul W. Jones



                                            ---------------------------------
                                            J. Michael Kirk



                                            ----------------------------------
                                            Thomas A. Scrimo



                                            ----------------------------------
                                            John L. Workman

                                            ----------------------------------
                                            Ian Anderson



                                            ----------------------------------
                                            Francis T. Azzarello



                                            ----------------------------------
                                            Robert L. Burkhardt



                                            ----------------------------------
                                            Daniel P. DesRochers



                                            ----------------------------------
                                            James J. Donnelly



                                            ----------------------------------
                                            Bernard D. Grilli



                                            ----------------------------------
                                            Neil Houghton



                                            ----------------------------------
                                            Sarah T. Macdonald



                                            ----------------------------------
                                            John R. McGowan

                                            ----------------------------------
                                            Roger P. McSweeney



                                            ----------------------------------
                                            Larry S. Morrison



                                            ----------------------------------
                                            Thomas J. Nicoletto



                                            ----------------------------------
                                            Emil P. Obradovich



                                            ----------------------------------
                                            Thomas J. Olander



                                            ----------------------------------
                                            Gregg S. Pearson



                                            ----------------------------------
                                            Friedhelm Pilarski



                                            ----------------------------------
                                            Steven K. Sims



                                            ----------------------------------
                                            James K. Strasser

                                            ----------------------------------
                                            Tim M. Tremper



                                            -----------------------------------
                                            Nicola Valentini



                                            ----------------------------------
                                            Sandra K. Vollman

OTHER STOCKHOLDERS                          SALOMON SMITH BARNEY GROUP

                                            SALOMON SMITH BARNEY INC.



                                            By: ________________________________
                                                 Name:
                                                 Title:


                                            SQUAM STOCKHOLDER

                                            SQUAM LAKE INVESTORS IV, L.P.
                                            By: GPI, Inc., its general partner


                                            By: ________________________________
                                                 Name:  Alan K. Harris
                                                 Title: Vice President

                                            SCARSDALE GROUP

                                            SALCORP LTD.


                                            By: ________________________________
                                                  Name:
                                                  Title:



                                            BARCEL CORPORATION


                                            By: ________________________________
                                                  Name:
                                                  Title:



                                            SCARSDALE COMPANY N.V., INC.


                                            By: ________________________________
                                                  Name:
                                                  Title:



                                            WINDSOR INTERNATIONAL CORPORATION


                                            By: ________________________________
                                                  Name:
                                                  Title:



                                            ATLAS WORLD CARRIERS S.A.


                                            By: ________________________________
                                                  Name:
                                                  Title:

                                            THE WORLD FINANCIAL CORPORATION S.A.


                                            By: ________________________________
                                                  Name:
                                                  Title:



                                            LENNOXVILLE INVESTMENTS, INC.


                                            By: ________________________________
                                                  Name:
                                                  Title:



                                            EMPIRE INVESTMENTS S.A.


                                            By: ________________________________
                                                  Name:
                                                  Title: